REPURCHASE AGREEMENT

          THIS REPURCHASE AGREEMENT, dated as of December 30, 1993, is entered into between SEARS, ROEBUCK AND CO., a New York corporation (the "Repurchaser"), and SEARS ROEBUCK ACCEPTANCE
CORP., a Delaware corporation (the "Reseller").

                      W I T N E S S E T H:

          WHEREAS, the Repurchaser and the Reseller are parties to that certain Purchase Agreement dated as of December 18, 1991 (the "Purchase Agreement"), pursuant to which the Repurchaser has sold Principal Receivables arising from certain Accounts to Reseller; and

          WHEREAS, the Repurchaser desires to purchase, and the Reseller desires to sell, said Principal Receivables;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          1. Definitions. Terms defined in the Purchase Agreement and not otherwise defined herein have for purposes hereof the meanings set forth in the Purchase Agreement. The following additional terms have for purposes hereof the meanings set forth below:

          "Final Settlement Date" shall mean the Settlement Date occurring on December 30, 1993.

          "Reassignment" means an instrument of assignment in substantially the form of Exhibit A hereto duly executed by the Reseller.

          2. Agreement to Purchase and Sell. (a) Upon the terms and conditions of this Agreement, the Reseller agrees to sell to the Repurchaser, and the Repurchaser agrees to purchase from the Reseller, all right, title and interest of the Reseller in and to all Principal Receivables sold to Reseller by Repurchaser pursuant to the Purchase Agreement, on the Final Settlement Date.

          (b) The sale hereunder shall transfer ownership of said Principal Receivables including all rights to Collections due to the Reseller with respect thereto, as of the end of the next preceding Accounting Period with respect to the Final Settlement Date. Such sale shall be effected by the execution and delivery by the Reseller of a Reassignment on the Final Settlement Date. The purchase price for said Principal Receivables shall be $847,620,889.60. In addition, Repurchaser shall pay to Reseller, on the Final Settlement Date, interest on the aggregate unpaid balances of said Principal Receivables as of the end of the next preceding Accounting Period at the prime lending rate of Continental Bank, N.A. in effect on November 30, 1993, for the period from December 1, 1993 to December 30, 1993.
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          (c) The final administrative fee under the Purchase
Agreement will be payable with respect to the Accounting Period ending in November 1993. Subsequent to the Final Settlement Date, no further purchases of Principal Receivables, Collections, settlements, administrative fee payments or other payments under the Purchase Agreement shall be made, unless and until such time as the parties shall otherwise specify in writing.

          3. No Recourse. The parties hereto acknowledge that said Principal Receivables will be sold to the Repurchaser without recourse of any kind against the Reseller.

          4. Representation and Warranty of Reseller. The Reseller represents and warrants to the Repurchaser as of the date hereof and as of the Final Settlement Date that since the dates of purchase by the Reseller under the Purchase Agreement, the Reseller has not sold, transferred or encumbered any of the said Principal Receivables or any interest therein. No other representation or warranty is made by the Reseller with respect to the subject matter of this Agreement.

          5. Further Assurances. Upon the execution and delivery of the Reassignment, Reseller shall, at the expense of the Repurchaser, execute such Uniform Commercial Code termination statements and such other documents as Repurchaser may reasonably request to evidence the termination of the ownership interest of Reseller in said Principal Receivables and to confirm the absence of any interest of the Reseller in said Principal Receivables sold to the Repurchaser hereunder

          6. Successors and Assigns. This Agreement shall be binding upon the Repurchaser and the Reseller, and shall inure to the benefit of the Repurchaser and the Reseller and their respective successors and assigns.

          7. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

SEARS, ROEBUCK AND CO.



By:  \s\ ALICE M. PETERSON
     Alice M. Peterson
     Vice President and Treasurer



SEARS ROEBUCK ACCEPTANCE CORP.



By:  \s\ MICHAEL W. PHILLIPS
     Michael W. Phillips
     President and Chief
     Executive Officer
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                                                        EXHIBIT A


                           ASSIGNMENT



          FOR VALUE RECEIVED, in accordance with the Repurchase Agreement dated as of December 30, 1993 (the "Agreement") between the undersigned and SEARS, ROEBUCK AND CO. (the "Repurchaser"), the undersigned does hereby sell, assign and transfer unto the Repurchaser and its successors and assigns all right, title and interest of the undersigned in all Principal Receivables, at the close of business on December 30, 1993.

          This assignment is made without recourse to the undersigned and is made without warranty or representation except for the representation and warranty expressly set forth in the Agreement.

          IN WITNESS WHEREOF, the undersigned, through its duly authorized officer, has caused this Assignment to be duly executed as of the 30th day of December, 1993.


                         SEARS ROEBUCK ACCEPTANCE CORP.




                         By:  ___________________________
                              Name:
                              Title:
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